As filed with the Securities and Exchange Commission on July 17, 2006
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WPT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	5700 Wilshire Blvd., Suite 350 Los Angeles, CA 90036 Telephone: (323) 330-9000 Facsimile: (323) 330-9901 (Address of principal executive offices)	77-0639000 (I.R.S. Employer Identification No.)

2004 STOCK INCENTIVE PLAN
(Full title of the Plan)

Adam Pliska, Esq.
General Counsel
WPT Enterprises, Inc.
5700 Wilshire Blvd., Suite 350
Los Angeles, CA 90036
Telephone: (323) 330-9900
Facsimile: (323) 330-9902
(Name and address of agent for service)
Copies to:
Martin R. Rosenbaum, Esq.
David J. Polgreen, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South 7th Street
Minneapolis, Minnesota 55402
Telephone: (612) 672-8200
Facsimile: (612) 672-8397

CALCULATION OF REGISTRATION FEE

Proposed
	Proposed Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $.001 per share	4,200,000 (3)	$5.39	$5,821,200	$622.87(4)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high prices of the Registrant’s Common Stock on July 12, 2006, as reported on the Nasdaq National Market.

(3)	Includes 3,120,000 shares previously registered on Form S-8, File No. 333-122573, filed on February 4, 2005.

(4)	Registration fees are currently being paid with respect to the 1,080,000 shares under the 2004 Stock Incentive Plan being registered under this registration statement. The Registrant previously registered 3,120,000 shares under the 2004 Stock Incentive Plan, see “Incorporation of Contents of Registration Statements by Reference.”

INCORPORATION OF CONTENTS OF
REGISTRATION STATEMENT BY REFERENCE
     A Registration Statement on Form S-8 (File No. 333-122573) was filed with the Securities and Exchange Commission on February 4, 2005 covering the registration of 3,120,000 shares of common stock initially authorized for issuance under the Company’s 2004 Stock Incentive Plan (the “Plan”). Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,080,000 shares of common stock authorized under the Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the aforementioned Registration Statement is incorporated herein by reference.

PART II
Item 8. Exhibits.

Exhibit	Description
4.1	Amendments to the 2004 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form 8-K dated May 31, 2006 and filed on June 6, 2006)

4.2	2004 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.5 to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-114479), as amended, filed with the Commission on June 15, 2004 and declared effective on August 9, 2004)

5.1	Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

23.1	Consent of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and the State of California, on the 17th day of July, 2006.

WPT ENTERPRISES, INC.
By:	/s/ W. Todd Steele
W. Todd Steele
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven Lipscomb and W. Todd Steele, signing singly as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ LYLE BERMAN Lyle Berman	Chairman of the Board	July 17, 2006
/s/ STEVEN LIPSCOMB Steven Lipscomb	Director, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2006
/s/ W. TODD STEELE W. Todd Steele	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 17, 2006
/s/ TIMOTHY J. COPE Timothy J. Cope	Director	July 17, 2006

Name	Title	Date
/s/ GLENN PADNICK Glenn Padnick	Director	July 17, 2006
/s/ JOSEPH S. CARSON, JR. Joseph S. Carson, Jr.	Director	July 17, 2006
/s/ MIMI ROGERS Mimi Rogers	Director	July 17, 2006
/s/ RAY M. MOBERG Ray M. Moberg	Director	July 17, 2006
/s/ BRADLEY BERMAN Bradley Berman	Director	July 17, 2006
/s/ MICHAEL A. BEINDORFF Michael A. Beindorff	Director	July 17, 2006

INDEX TO EXHIBITS

Exhibit	Description	Method of Filing
4.1	Amendments to the 2004 Stock Incentive Plan	Incorporated by reference

4.2	2004 Stock Incentive Plan	Incorporated by reference

5.1	Opinion of Maslon Edelman Borman & Brand, LLP	Filed Herewith

23.1	Consent of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation	Filed Herewith

23.2	Consent of Maslon Edelman Borman & Brand, LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on signature page hereof